                                                                      EXHIBIT 12
CALCULATION OF RATIOS OF EARNINGS TO
   FIXED CHARGES-CONSOLIDATED

                                                                              YEARS ENDED DECEMBER 31,
                                                 ----------------------------------------------------------------------
                                                    1996           1995           1994            1993         1992
                                                 ----------     ----------     ----------     ----------     ----------
                                                                             ($ IN THOUSANDS)
EXCLUDING INTEREST ON DEPOSITS
Fixed Charges:
   Interest on long-term debt and short-term
      borrowings                                 $  588,693     $  489,697     $  499,065     $  467,841     $  513,322
    One-third of rent expense                        14,495         13,651         14,412         10,859         10,252
                                                 ----------     ----------     ----------     ----------     ----------

       Total fixed charges                       $  603,188     $  503,348     $  513,477     $  478,700     $  523,574
                                                 ==========     ==========     ==========     ==========     ==========

Earnings:
   Income before income taxes                    $  590,546     $  398,115     $  492,366     $  451,358     $  347,269
   Fixed charges                                    603,188        503,348        513,477        478,700        523,574
                                                 ----------     ----------     ----------     ----------     ----------

        Total earnings                           $1,193,734     $  901,463     $1,005,843     $  930,058     $  870,843
                                                 ==========     ==========     ==========     ==========     ==========

Ratio of earnings to fixed charges excluding
   interest on deposits                               1.98x          1.79x          1.96x          1.94x          1.66x

INCLUDING INTEREST ON DEPOSITS
Fixed Charges:
   Interest on long-term debt, short-term
      borrowings and deposits                    $1,870,898     $1,627,772     $1,326,855     $1,157,075     $1,318,228
   One-third of rent expense                         14,495         13,651         14,412         10,859         10,252
                                                 ----------     ----------     ----------     ----------     ----------

       Total fixed charges                       $1,885,393     $1,641,423     $1,341,267     $1,167,934     $1,328,480
                                                 ==========     ==========     ==========     ==========     ==========

Earnings:
   Income before income taxes                    $  590,546     $  398,115     $  492,366     $  451,358     $  347,269
   Fixed charges                                  1,885,393      1,641,423      1,341,267      1,167,934      1,328,480
                                                 ----------     ----------     ----------     ----------     ----------

      Total earnings                             $2,475,939     $2,039,538     $1,833,633     $1,619,292     $1,675,749
                                                 ==========     ==========     ==========     ==========     ==========

Ratio of earnings to fixed charges including
   interest on deposits                               1.31x          1.24x          1.37x          1.39x          1.26x




For the purpose of computing the consolidated ratio of earnings to fixed charges, earnings represent consolidated income before income taxes plus fixed charges. Fixed charges excluding interest on deposits consist of interest on long-term debt and short-term borrowings and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits.